EXHIBIT 10.4

                           DENTAL CARE ALLIANCE, INC.
                        ADMINISTRATIVE SERVICES AGREEMENT

         THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") effective this 20th day of October, 1996, ("Effective Date") between and among DENTAL CARE ALLIANCE, INC., a Delaware corporation ("DCA"); GAETA DENTAL & ASSOCIATES, P.A., a Florida dental professional association (the "P.A."); and JOSEPH GAETA, a licensed Florida dentist who is the primary stockholder, owning 99% of all of the issued and outstanding stock of PA (the "Stockholder").

                                   I. RECITALS

         WHEREAS, DCA is a company with expertise in the provision of business and administrative services to dental practices; and

         WHEREAS, the PA is a dental professional association duly organized and validly existing under all applicable state law and regulation, and whose stock is owned by the Stockholder and Jared Woolf, D.D.S.; and

         WHEREAS, the PA owns and operates a dental practice at the location specified on EXHIBIT A attached hereto (the "Practice"); and

         WHEREAS, PA and DCA, (DCA is the successor-in-interest to Profit Dental Management Corporation), a Delaware corporation, are parties to a Management Agreement entered into the 7th day of June, 1993; and

         WHEREAS, PA and DCA desire to terminate that Management Agreement upon this Agreement becoming effective; and

         WHEREAS, the PA desires that DCA provide it with the business and administrative services described in this Agreement, in order for the PA to avail itself of DCA's expertise and efficiencies, and DCA desires to provide such services to the PA; and

         WHEREAS, the parties mutually desire that the PA shall maintain complete control over and responsibility for all aspects of the Practice's operations that constitute the practice of dentistry under applicable state law.

         NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                        II. DUTIES AND OBLIGATIONS OF DCA

          2.1 GENERAL. In consideration of the service fee paid to DCA pursuant to Section 4.3, and the fulfillment of the other duties and obligations of PA and Shareholder as referred to in this Agreement, DCA will provide the PA with all of the business and administrative services required

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for the day-to-day operations of the Practice, as set forth in EXHIBIT B to this
Agreement, attached hereto and incorporated by reference herein. All such services shall be provided on a timely basis in a professional, quality, trustworthy and business manner. The PA appoints DCA as its sole and exclusive agent for the provision of the business and administrative services described in this Agreement, and DCA hereby accepts such appointment. Notwithstanding anything else in this Agreement, the parties expressly acknowledge that DCA is not authorized or qualified to engage in any activity that may be deemed or construed to constitute the practice of dentistry, or shall DCA be regarded as practicing dentistry within the meaning of applicable state dental laws and regulations. To the extent that any act or service herein required by DCA should be construed by a court of competent jurisdiction or by state dental regulatory authorities with jurisdiction over this Agreement to constitute the practice of dentistry, the requirement to perform that act or service shall be deemed waived and unenforceable and shall not constitute a breach or default by DCA under this Agreement, and the parties shall take the actions contemplated by SECTION 10.11 hereof.

          2.2 PROVISIONS OF OFFICE AND EQUIPMENT. DCA will consult with the PA on its office and equipment needs, and will provide or arrange for the provision to the PA, at the expense of the PA, the offices, and improvements requested by the PA for the operation of the Practice, all of the aforementioned as will be mutually agreeable to the parties (collectively referred to as the "Offices and the Equipment"). The office space provided to the PA by DCA hereunder will be provided pursuant to a lease in the form of EXHIBIT C attached hereto (the "Office Lease"). It is expressly understood and agreed that the PA shall have complete custody and control over the Offices and Equipment, consistent with the control over leased property that is customarily granted to lessees under standard commercial leases.

          2.3 BILLING AND COLLECTIONS SERVICES. DCA will supervise billing and collections services for all patient services rendered at the Practice, provided that all billings and collections will be done in the name of the PA. The PA hereby appoints DCA for the term of this Agreement to be its true and lawful attorney-in-fact for the purposes set forth in this section. DCA will prepare and submit financial reports to the PA detailing billings and collections on a monthly basis.

         2.4 BANKING ARRANGEMENTS. All monies collected for the PA by DCA pursuant to SECTION 2.3 above shall be deposited into an account in the name of and owned by the PA (the "PA account), for which DCA and Stockholder shall be made signatories for the purposes specified in this Agreement, with a bank whose deposits are insured with the Federal Deposit Insurance Corporation. DCA shall be responsible for making all disbursements from the account, which shall be limited to the disbursements authorized in ARTICLE IV of this Agreement. DCA shall make all disbursements promptly when payable, and shall account to the PA for all funds disbursed from the PA account, and make available to PA, upon request, and during normal business hours at the place of business of DCA, copies of all bank account statements.

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                      III. DUTIES AND OBLIGATIONS OF THE PA

         3.1 PROFESSIONAL RESPONSIBILITIES. The PA shall have complete authority, responsibility, supervision and control over the provision of all dental services to patients and all other acts that are considered to constitute the practice of dentistry under applicable state dental laws and regulations.

         3.2 ENGAGEMENT OF DENTISTS. The PA will provide dental services to the public through the services of dentists ("Dentists") who are contracted by the PA pursuant to independent contractor agreements ("Independent Contractor Agreements") in the form of EXHIBIT D attached hereto.

         3.3 CONTROL OF BUSINESS OPERATIONS. Notwithstanding the authority granted to DCA pursuant to ARTICLE IV of this Agreement, it is expressly acknowledged and agreed by the parties that the PA shall have approval over the following business decisions:

                  (a)    The hiring and termination of the Practice's staff.

                  (b)    The dental equipment used by the Practice.

                  (c)    Patient scheduling.

                  (i)    The dental supplies used by the Practice.

                  (d) Marketing, expressly including all policies and decisions relating to pricing, credit, refunds, warranties and to the content and placement of advertising.

                  (e) Any other aspects of the Practice's operations that are considered to be within the practice of dentistry under applicable state dental laws and regulations.

          3.4 HOURS OF OPERATION. The PA represents and agrees that it will be open to the public on a full time schedule of eight hours per day, a minimum of five days per week (except for reasonable holidays), with appropriate staffing by Dentists, hygienists and assistants, throughout the term of this Agreement.

          3.5 PATIENT RECORDS. The PA will prepare and maintain at the Practice accurate, complete and timely records on all services rendered to patients at the Practice. All patient records shall be the property and remain under the control and custody of the PA at all times during and after the term of this Agreement. The records shall be prepared and maintained in compliance with all applicable state and federal laws and regulations. DCA shall have access to the patient records of the PA only for the limited purposes necessary to perform its duties under this Agreement, and subject to all applicable laws and regulations governing the confidentiality of such records.

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          3.6 AGREEMENT NOT TO ENCUMBER OR ALLOW TO BE ENCUMBERED. PA and
Stockholder agree that as part of the inducement to DCA to enter into this transaction, and related transactions, including but not necessarily limited to loans, guaranty of loans, or leases, or license agreements, DCA has considered and relied upon the creditworthiness and reliability of PA and Stockholder. PA and Stockholder covenant and agree not to sell, convey, transfer, lease or further encumber or allow to be encumbered any interest in or any part of the assets of the PA, or the Stockholder's stock in the PA, without the prior written consent of DCA, and any such sale, conveyance, transfer, lease or encumbrance made without DCA's prior written consent shall be void. If any person should obtain an interest in all or any part of the assets or stock (other than Jared Woolf, D.D.S.) of the PA, pursuant to the execution or enforcement of any lien, security interest, judgment or other right, created or allowed to exist in violation of this Agreement, such event shall be deemed to be a transfer and an event of default hereunder. PA and Stockholder covenant and agree not to effectuate or attempt to effectuate any change in ownership or control of PA without the prior written consent of DCA, and do herein represent and warrant to DCA that Stockholder presently owns and holds 99 shares of stock of the P.A., with the total of the issued and outstanding shares of stock of the P.A. being 100.

                           IV. FINANCIAL ARRANGEMENTS

          4.1 PRACTICE OPERATING EXPENSES. DCA will be responsible for paying for the Practice's operating expenses and described in EXHIBIT J of this Agreement (the "Practice Expenses"), provided that the PA shall reimburse DCA for such Practice Expenses on a monthly basis.

         4.2 EXPENSES OF THE PA. The PA will be responsible for payment of the salary of the Stockholder and the contract fees of the dentists and benefits and professional liability insurance for the Stockholders (the "Dentist Expenses) and any other Practice staff employed directly by the PA all such expenses are "Practice Expenses" and any other expenses of the Practice or the PA that are not included within the definition of Practice Expenses, in each case subject to the prior approval of the Stockholder, which approval may be revoked in writing to DCA by Stockholder at any time, with such revocation to be inapplicable to any expenses paid prior to DCA's receipt of the written revocation. Disbursements for such expenses shall be made by DCA from the PA Account in accordance with SECTION 2.4 of this Agreement.

         4.3 SERVICE FEE. In consideration of the services provided by DCA, DCA on behalf of PA shall pay a monthly fee (service fee) to DCA equal to fifty-five percent (55%) of the "net profit" earned by the PA during each month of the term of the Agreement, and DCA, on behalf of PA, shall distribute the remaining forty-five percent (45%) of "net profit" to Stockholder. Net profit is defined as follows: See Exhibit "F" attached.

         One of the operating costs to be included in the Practice Expenses shall include a salary payable to Stockholder equal to 25% of the amount of all collections of the practice which relate to any services performed personally by Stockholder. It is agreed that the cumulative total of both the 45% distribution to Stockholder and the 25% distribution to Stockholder as referred to herein shall not be less than $12,500.00 per month.

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Contemporaneously with the complete execution of this Agreement, DCA shall pay to Stockholder the sum of forty-five percent (45%) of net profit for July, August, September Dollars ($ _____________) in full and final settlement of any and all sums claimed to be due and owing by Stockholder from DCA pursuant to the terms of the Management Agreement of the 7th day of June, 1993.

         During the term of this Agreement, DCA shall disburse to the Stockholder an amount equal to $6,250 on a bi-weekly basis in accordance with the normal payroll practices of the PA. Within thirty (30) days after the last day of each month, DCA shall provide a detailed accounting statement setting forth the amount of the collections relating to services personally performed by Stockholder during such month and the calculation of the "net profit for such month and a check for any remaining distribution .wing to Stockholder for such month (i.e. any amount in excess of the $12,500 amount paid to Stockholder during the month).

         4.4 LOANS. If requested by the PA, DCA may, but is not obligated to, provide loans to the PA to fund the PA's working capital requirements on such terms as are mutually satisfactory to the parties hereto. Stockholder shall be required to personally and unconditionally guarantee all such loans.

                           V. INSURANCE AND INDEMNITY

         5.1 INSURANCE TO BE MAINTAINED BY THE PA. The PA covenants and agrees that throughout the term of this Agreement, it will maintain comprehensive professional liability insurance with limits of not less than $1,000,000.00 per claim and with aggregate policy limits of not less than $3,000,000.00 covering Stockholder, with the PA being an additional insured. ("Dentists" are required to maintain their own coverage) The PA shall be responsible for all such liabilities in excess of the limits of such policies. DCA agrees to negotiate for and cause premiums to be paid with respect to such insurance. Premiums and deductibles with respect to such policies shall be a Practice Expense of the PA.

         5.2 INSURANCE TO BE MAINTAINED BY PA. PA agrees that throughout the term of this Agreement, it will maintain property insurance covering contents of the PA in the office, and casualty insurance, with premiums and deductibles with respect to such policies being a Practice Expense.

         5.3 ADDITIONAL INSUREDS. The PA agrees to use its reasonable efforts to have DCA named as an additional insured on its professional liability insurance program.

         5.4 INDEMNIFICATION. The PA and Stockholder shall jointly and severally indemnify, hold harmless and defend DCA and its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorney's fees) (collectively, "Losses"), whether or not covered by insurance caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical or dental services or any intentional acts, negligent acts or omissions by the Stockholder and/or the


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PA's agents, other than DCA or employees during the term of this Agreement, but excluding any Losses caused in whole or in part by any act or omission of DCA or any of its officers, directors, employees, agents or affiliates.

                  DCA and its affiliates shall jointly and severally indemnify, hold harmless and defend the PA and the Stockholder and its or their officers, directors employees and subcontractors, from and against any and all Losses, whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any administrative services or any intentional acts, negligent acts or omissions by DCA and/or its agents or employees during the term of this Agreement, but excluding any Losses caused in whole or in part by any act or omission of the Stockholder, the PA or any of its or their officers, directors, employees, agents, subcontractors (other than DCA) or affiliates.

                            VI. TERM AND TERMINATION

         6.1 TERM OF AGREEMENT. This Agreement shall have a term of seven (7) years beginning on the 20th day of October, 1996. Upon the expiration of the Agreement, PA shall cause DCA and Steven Matzkin ("Matzkin") to be released as guarantors of the notes (as defined below) if and to the extent DCA or Steven Matzkin are guarantors of any such notes.

         6.2 TERMINATION OF AGREEMENT. This Agreement may be terminated as provided for in this Section, it being expressly agreed that termination of this Agreement by any party shall serve to terminate the Agreement against all parties.

                  The parties agree to reasonably cooperate in good faith with respect to all matters arising in connection with the transition of the practice operations to the party assuming such operations, including, without limitation, to transfer and assign the Practice's assets (including computers and software) as necessary or appropriate to the operation of the Practice and to execute any necessary or appropriate agreements or instruments in connection with such transition.

                  (a) TERMINATION FOR CAUSE. In the event that DCA, on one hand, or the PA or the Stockholder, on the other hand, shall materially default in the performance of any duty, obligation, covenant or agreement imposed upon it, them or him by, or made by it, them or him, pursuant to this Agreement and such default shall continue for a period of 30 days after written notice thereof has been given to the defaulting party by the non-defaulting party, the non-defaulting party may terminate this Agreement immediately upon written notice to the defaulting party. In the event Stockholder loses his license to practice dentistry in the State of Florida, either by revocation, termination, suspension, same shall be deemed a material default, unless Stockholder is in good faith appealing such loss of license, and then and only then during the pendency of any such good faith appeal. During any such good faith appeal, Stockholder shall not be paid and is not entitled to be paid his salary as previously referred to being in the amount equal to


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                      $6,250 on a bi-weekly basis. In the event Stockholder is
                      disabled (unable to fully perform the normal and routine dental services of a licensed dentist, and fails to perform such normal and routine dental services either for any continuous forty-five (45) day period, or for a period of forty-five (45) business days within any period of one hundred eighty (180) consecutive calendar days, excluding normal vacations), then same shall be deemed a material default. For the purposes of this Section, any default by the Stockholder shall be deemed a default by the PA and any default by the PA shall be deemed a default by the Stockholder. It is expressly agreed by the PA and Stockholder that a default of this Agreement by PA or Stockholder shall be deemed to be a default of the promissory note between the PA, as "Maker". and Liberty Bank dated September 1995, and a default of the lease for the Practice's office between the PA and Dr. Steven Matzkin, and a default between the PA and Stockholder in the License Agreement between the parties. A copy of the License Agreement is attached hereto and marked Exhibit "G". It is further expressly agreed by the PA and Stockholder that a default in any one of the agreements set forth above, will constitute a default in all agreements set forth above, at the option of DCA.

                  (b) EARLY TERMINATION OPTION OF P.A. PA shall have the right to terminate this Agreement, and, at PA's election, together with all of the other agreements set forth on Exhibit "H" after the second anniversary of the Effective Date, but only upon strictly following the procedure set forth below:

                      (i) PA shall, within ninety (90) days after the second anniversary of the Effective Date (such period is referred to as the "Exercise Period") provide written notice of termination to DCA;

                      (ii) Within ninety (90) days after the end of the Exercise Period (regardless of when the termination notice is provided), PA shall (A) cause DCA and Matzkin to be released as guarantors from the notes, (as on the Note Schedule attached hereto as Exhibit E), and from any and all other obligations of DCA and Matzkin in any way relating directly with the services provided or required to be provided by DCA to PA and/or to Stockholder, including but not necessarily limited to equipment leases, equipment purchase obligations, (B) exercise the Option Agreement granted by Steven R. Matzkin, D.D.S. to the Stockholder (Exhibit 1 hereto) and consummate the purchase of Matzkin's 55% interest in the office building subject of such option and the office lease, and (C) pay DCA a termination fee equal to One Hundred Eighty-Five Thousand Four Hundred Sixty Dollars ($185,460.00), less the "excess management fees." "Excess management fees" is defined as the amount by which the aggregate fees paid to DCA pursuant to this Agreement during either or both of


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                             the successive one year periods following the
                             Effective Date hereof exceeds $100,000. Payment shall be made in cash within ninety (90) days after the end of the Exercise Period or, at the option of PA, DCA agrees that PA may pay the lesser of One Hundred Thousand Dollars ($100,000.00) or fifty per cent (50%) of the termination fee in the form of a Promissory Note, having a five (5) year amortization with a balloon payment due two (2) years after the end of the Exercise Period, at an interest rate of ten per cent (10%) per annum, with the exercise of such option being subject to the PA's execution and delivery to DCA of a customary and reasonable security agreement pursuant to which the PA shall grant to DCA a security interest in and to all of the assets of the PA existing at such time, subordinated in all respects to any security interest granted by the PA to obtain or maintain any bank loan, for the sole purpose of securing the PA's repayment of the Promissory Note and the Stockholder's pledge to DCA of all of the stock of the PA, subordinated in all respects to any pledge of stock granted by the PA to obtain or maintain any bank loan, for the sole purpose of securing repayment to DCA of the Promissory Note. In addition, the parties agree that pursuant to the terms of the Promissory Note DCA shall have the right to accelerate repayment of the full unpaid balance of the Promissory Note if the PA's collections for services performed during any three month period of the term of the Promissory Note shall be less than $150,000.00 or the PA and the Stockholder shall become insolvent.

                      (iii) The Agreement shall be terminated effective upon the releases being obtained and delivered to DCA, and DCA executing and delivering to PA a receipt reflecting delivery of the releases; and also upon payments being made to DCA in cleared funds. as in
                             (b)(ii) above.

                      (iv) Upon the effective date of termination, DCA shall convey to PA any interest it may have in any personal property used by the PA in connection with the practice. The Office Lease will remain in full force and effect, unless the PA exercises its option to purchase the location specified on Exhibit "A", and closes on the purchase consistent with the Option Agreement entered into between the parties. A copy of the Option Agreement is attached hereto and marked Exhibit "I".

                  (c) TERMINATION BY REASON OF INSOLVENCY. In the event of the filing of a petition in bankruptcy pursuant to Chapter 7 of the federal bankruptcy laws or an assignment for the benefit of creditors by either DCA, on one hand, or the PA or the Stockholder on the other hand, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the


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                      benefit of debtors by such party, except for the filing of a petition in involuntary bankruptcy against a party which is dismissed within thirty (30) days thereafter, the non-defaulting party may give written notice of the immediate termination of this Agreement.

                  (d) CONSENT TO ASSIGNMENT BY PA TO A THIRD PARTY. In the event that the PA and the Stockholder desire to discontinue the dental practice maintained at the Practice pursuant to this Agreement (the "Practice") at any time during the term of this Agreement, the PA and the Stockholder may terminate this Agreement without cause in the event that:
                      (i) DCA shall be provided at least 90 days' prior written notice of such intent to terminate this Agreement, and
                      (ii) the Practice shall be sold or otherwise transferred to another licensed dentist acceptable to DCA, who as a term of such sale, personally assumes the obligations and liabilities of the PA and the Stockholder under this Agreement . for the then remaining balance of the term of this Agreement, and (iii) the continuity of the Practice is maintained throughout negotiations for the assignment, and to the effective date of the agreed assignee's liability under this Agreement. There shall be no lapse in the duties and obligations of the parties under this Administrative Services Agreement.

                  (e) In the event that PA or the Stockholder or both shall be convicted of a felony, have their license to practice dentistry permanently revoked, the corporation is dissolved, or its assets liquidated, Stockholder dies or becomes either or both permanently physically and/or mentally disabled, or Stockholder disappears without notice to DCA for a period in excess of sixty (60) days, PA and Stockholder agree that DCA or Dennis Corona, D. D. S ., shall have the option to purchase all of the stock of the Stockholder, together with all of the assets of the PA for the amount set forth in Paragraph 6.2.(b) (ii) B, with the payment terms to be as set forth therein.

         6.3    ACTIONS UPON TERMINATION OF THIS AGREEMENT.

         (a)    Upon termination or expiration of this Agreement for any reason:

                (i) The PA shall promptly return all DCA Proprietary Information to DCA and otherwise comply with the covenants and agreements of SECTION 7.1 AND 7.4 AND 7.5, hereof;

                (ii) DCA shall promptly return all PA Proprietary Information to the PA, and otherwise comply with the covenants and agreements of SECTIONS 7.2 AND 7.4 hereof;

                (iii) the PA and Stockholder shall promptly repay DCA all advances, loans and other amounts due hereunder and any interest due thereon, and assume all


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                       debt and all contracts and payables authorized by this
                       Agreement to be incurred by DCA and which relate to the performance of DCA's obligations under this Agreement, provided that DCA properly assigns all of its rights and interest therein to the PA; and

                (iv) DCA shall promptly render a final accounting for monies deposited in, and disbursed from, the PA Account, and pay to PA such funds as PA may be entitled to receive pursuant to the terms of this Agreement.

         (b) It is expressly agreed by the parties that the obligations of this SECTION 6.3 shall survive the termination or expiration of this Agreement.

                         VII. CONFIDENTIALITY AGREEMENTS

         7.1 CONFIDENTIALITY AGREEMENT OF THE PA AND THE STOCKHOLDER. The PA and the Stockholder jointly and severally acknowledge and agree that all business information and materials relating to DCA provided to them by DCA pursuant to this Agreement shall be considered the property of DCA ("DCA Proprietary Information"), and further agree that they shall not rent, sell, or otherwise utilize DCA Proprietary Information in any business activity or for any business purpose other than as required to fulfill their obligations under this Agreement. The PA and the Stockholder jointly and severally agree, and shall cause their employees, agents and shareholders to agree, that DCA Proprietary Information shall be kept confidential and, unless otherwise required by law, regulation or valid court order, shall not be disclosed to any person except as authorized by DCA in writing. Upon termination of this Agreement, the PA and the Stockholder jointly and severally agree that they shall promptly return to DCA all DCA Proprietary Information then in their possession or control.

         7.2 CONFIDENTIALITY AGREEMENT OF DCA. DCA acknowledges and agrees that all business information and materials relating to the PA or Stockholder provided or made available to it by the PA and the Stockholder pursuant to this Agreement shall be considered the property of the PA and the Stockholder ("PA Proprietary Information"), and further agrees that it shall not rent, sell, give away or otherwise utilize PA Proprietary Information in any business activity or for any business purpose other than as required to fulfill its obligations under this Agreement. DCA further agrees, and shall cause its employees, agents and shareholders to agree, the PA Proprietary Information shall be kept confidential and, unless otherwise required by law, regulation or valid court order, shall not be disclosed to any person except as authorized by the PA in writing. Upon termination of this Agreement, DCA agrees that it shall promptly return to the PA all PA Proprietary Information then it its possession or control.

         Notwithstanding the foregoing, it is further expressly acknowledged and agreed by the PA and the Stockholder that, in the event of the assignment by PA of the practice to a third party pursuant to Section 6.2(d), or in the event DCA or Dennis Corona, D.D.S. exercise the option as set forth in 6.2(e), the requirements of this Section shall not prohibit DCA or dentists associated with the PA, subject to all applicable laws governing the confidentiality of patient records and the


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consent of the patients in question, arranging for the transfer of patient records to such other dentists.

          7.3 TRADE SECRETS COVENANT. During the term of this Agreement and for an additional five (5) year period from the termination of the same, PA and Stockholder agree that they will not disclose to any person or entity, any trade secrets of DCA including, but not limited to, manuals, operating systems, reporting systems, training systems (and other matters to be added), that the PA and Stockholder have become privy to or have used during their involvement with DCA or its predecessor-in-interest. This covenant on the part of PA and Stockholder shall be construed as an agreement.

          7.4 NONSOLICITATION AGREEMENT. PA and Stockholder agrees that they, shall not during or at any time after termination or expiration of this Agreement, solicit any employees of DCA to leave DCA or become employed by either of them or any entity with which either of them is directly or indirectly related. PA and Stockholder agree that during this agreement and for three (3) years subsequent to the proper termination or expiration hereof, it or he will not solicit any customers, clients, buyers, distributors or manufacturers to cease doing business with DCA or to do business solely with them or any entity, business, corporation or partnership with which either PA and/or Stockholder are either directly or indirectly related.

                  DCA agrees that neither it, or any person or entity controlling it or controlled by it or under common control with it, or otherwise directly or indirectly affiliated with it (collectively the DCA related entities") shall during or at anytime after termination or expiration of this Agreement, solicit any employees of the P.A. to leave the P.A. or to become employed by DCA or any entity with which it is directly or indirectly related (solicitation is intended to include, without limitation offering to pay or paying, compensation or other benefits in excess of that being provided to employees of the PA). DCA agrees that during the term of this Agreement and for three (3) years subsequent to the proper termination or expiration hereof neither DCA or any DCA related entity will solicit any customers, clients, patients, buyers, distributors, manufacturers or managed care organizations or contractors to cease doing business with the P.A. or Stockholder or to do business with DCA or any DCA related entity.

         7.5 RETURN OF DCA DOCUMENT. INFORMATION OR PRODUCTS. PA and
Stockholder agrees that upon termination or expiration of this Agreement with DCA for any reason, they shall immediately, but no longer than ten (l0) business days from such termination, return to DCA all documents or information in any form or medium, whether written or electronic, either owned by DCA, or to which DCA has a right of possession, including, but not limited to, pricing lists, commercial material, manufacturers' information, correspondence, financial information, etc. In addition, PA and Stockholder shall return all products, samples and any and all research regarding same by appropriate carrier to DCA promptly, but no later than ten (10) business days from his termination or expiration. PA and Stockholder further agrees to return any and all equipment, computers, vehicles, etc. either owned by or to which DCA has a sole right of possession which are not assigned to the PA, immediately upon termination or within ten (10) business days after termination or expiration. The return of such documentation, information and/or products and equipment shall be a strict condition precedent to the payment of any and all commissions/salary or any other compensation, if any, then due and owing to PA and/or Stockholder, and the failure to return documents, products or equipment in a timely manner shall entitle DCA to withhold any and all payments due to PA and/or Stockholder until compliance with these provisions.

                          VIII. INDEPENDENT CONTRACTORS

         8.1 INDEPENDENT RELATIONSHIP. DCA intends to act and perform as an independent contractor of the PA, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. The PA, the Stockholder and the Dentists will not have any claim under this Agreement, or otherwise, against DCA for vacation pay, sick leave, unemployment insurance, worker's compensation, disability benefits or employee or any other employment related benefits of any nature or kind.

                             IX. GENERAL PROVISIONS

         9.1 ASSIGNMENT. DCA shall have the right to assign or sell its rights hereunder to any person, corporation, partnership or other legal entity wholly owned by or under common ownership with DCA, or in connection with any merger, consolidation, acquisition or public offering. DCA acknowledges and agrees that PA is entering into this Agreement based upon and in reliance upon the expertise and specific experience of DCA, and except as set forth above, and in Section 6.2(d) neither DCA nor the PA shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. Subject to this provision, this Agreement shall be binding upon the parties hereto, and their successors and assigns.

         9.2 WHOLE AGREEMENT: MODIFICATION. There are no other agreements or understandings, written or oral, between the parties regarding this Agreement and the Exhibits, other than as set forth herein. This Agreement shall not be modified or amended except by a written document executed by all parties to this Agreement.

         9.3 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile transmission (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by written notice to the other parties with such written notice to be given a set forth in this section.

To PA
                           Gaeta Dental & Associates, P.A.
                           3052 Harbor Boulevard
                           Port Charlotte, Florida 33952
                           Facsimile No:_______________
                           Attention: Joseph Gaeta

And to Stockholder
                           Joseph Gaeta
                           _____________________________
                           Port Charlotte, Florida ___________
                           Facsimile No:_______________

To DCA:                    Dental Care Alliance, L.L.C.
                           1343 Main Street, 7th Floor
                           Sarasota, Florida 34236
                           Facsimile No: (941) 366-9615
                           Attention: Dr. Steven Matzkin
With a
copy to:                   Abel, Band, Russell, Collier, Pitchford
                           and Gordon Chartered
                           P. O. Box 49948
                           Sarasota, FL 34230
                           Facsimile No: (941) 366-3999
                           Attention: Ronald L. Collier, Esquire

         9.4 WAIVER OF PROVISIONS. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The Waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

         9.5 GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         9.6 EVENTS EXCUSING PERFORMANCE. Neither party shall be liable to the other party for failure to perform any of the services required herein in the event of strikes, lock-outs, acts of God, unavailability of supplies or other events over which that party has no control for so long as such events continue, and for a reasonable period of time thereafter.

         9.7 COMPLIANCE WITH APPLICABLE LAWS. Both parties shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of their obligations under this Agreement.

         9.8 SEVERABILITY. The provisions of this Agreement shall be deemed severally and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties.

         9.9 ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by any other party to implement or complete such party's obligations pursuant to this Agreement.

         9.10 ATTORNEYS' FEES. If legal action is commenced by any party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

         9.11 CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the PA and DCA shall amend this Agreement as necessary To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the PA and the DCA.

         9.12 REMEDIES CUMULATIVE. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party by law shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

         9.13 LANGUAGE CONSTRUCTION. The language in all parts of this Agreement shall be construed, in all cases, according to parties acknowledgment that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         9.14 NO OBLIGATION TO THIRD PARTIES. None of the obligations and duties of any party under this Agreement shall in any way or in any manner be deemed to create any obligation to, or any rights in, any person or entity not a party to this Agreement.

         9.15 ENTIRE AGREEMENT/AMENDMENTS. This Agreement supersedes all previous contracts and agreements between the parties respecting the subject matter of this Agreement including without limitation that certain Management Agreement dated June 7, 1993 between Profit, PA and Stockholder, which Agreement shall become null and void upon this Agreement becoming effective, and upon such event, neither party shall have any further obligation to the other whatsoever, except as may be specifically set forth in this Agreement, the License Agreement, the Lease, and Option Agreement. As between or among the parties, no oral statement or prior written material not specifically incorporated herein shall be of any force and effect. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument and shall not be amended, altered or changed except by a written amendment signed by the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      P.A.:

                                      GAETA DENTAL & ASSOCIATES, P.A.

                         By: /S/ JOSEPH GAETA
                             -----------------------------------------
                               Signature

                               JOSEPH GAETA
                             -----------------------------------------
                               Printed Name

                               PRESIDENT
                             -----------------------------------------
                               Title

                         STOCKHOLDER:

                         JOSEPH GAETA

                         By: /S/ JOSEPH GAETA
                             -----------------------------------------
                               Signature

                               JOSEPH GAETA
                             -----------------------------------------
                               Printed Name

                               STOCKHOLDER
                             -----------------------------------------
                               Title

                         DCA:

                         DENTAL CARE ALLIANCE, INC.,
                         a Delaware corporation

                         By: /S/ STEVEN MATZKIN
                             -----------------------------------------
                               Signature

                               STEVEN MATZKIN
                             -----------------------------------------
                               Printed Name

                               PRESIDENT
                             -----------------------------------------
                               Title

                                    EXHIBIT A

                                PRACTICE LOCATION

                                    EXHIBIT B

                        BUSINESS SERVICES PROVIDED BY DCA


         DCA shall be responsible for providing all business and administrative services required for the routine day-to-day operations of the Practice's operations, only as follows; and otherwise ads deemed reasonably necessary by DCA, or in the sole discretion of DCA as may be reasonably requested by PA.

         (a)  Employment and training of the Practice's non-dental staff.

         (b)  Payroll administration and accounting.

         (c) Consulting advice on staff salaries, benefits and performance and incentive plans.

         (d)  Recruitment of additional dentists.

         (e)  Facilitating the ordering of supplies.

         (f) Bookeeping and accounting. Preparation of monthly financial statements providing true, correct and complete copies thereof to PA each month, and when same are completed.

         (g) Processing and distribution of all checks, including but not limited to, payroll, payables, taxes and rents, and provision of copies of all bank statements to PA on a monthly basis promptly after the same are received by DCA.

         (h) Provision of business forms, and provision of consulting advice on business procedures any systems.

         (i)  Establishment of administrative controls to assure against theft.

         (j)  Billing and collections supervision.

         (k)  Marketing and advertising.

         (l) Installation of computer hardware and software. Training of staff in utilization.

         (m)  Preparation of statistical data and analysis of office operations.

         (n)  Provision of consulting advise on improving office efficiency.

         (o)  Provision of consulting advise on office location and layouts.

         (p)  Negotation of office leases.

         (q) Legal Services for the Practice's routine operations (not including professional liability or malpractice defense).

         (r) Solicitation of and assistance in negotations of managed care contracts.

         (s) Consulting services and advise (as requested) on office efficiency and productivity.

         (t) On behalf of the PA, and with the PA's funds (there is no independent obligation of DCA to anyone to make any payments except to the extent of the avilability of PA funds) payment of all accounts and notes payable as and when the same become due and payable in accordance with their respective terms.

                                    EXHIBIT C

                                    SUBLEASE

                                    EXHIBIT D

                        INDEPENDENT CONTRACTOR AGREEMENT

                                    EXHIBIT E

                                  NOTE SCHEDULE

                                    EXHIBIT F

                            DEFINITION OF NET PROFIT



Net profit shall be defined as:

         Total collected revenues on a cash basis minus any patient refunds minus practice expenses (listed on Exhibit J).

                                    EXHIBIT G

                                LICENSE AGREEMENT

                                    EXHIBIT H

                AGREEMENTS SUBJECT TO EARLY TERMINATION AT OPTION
                      OF PA CONSISTENT WITH SECTION 6.2(B)



Lease Agreement for the Office

DCA Licensing Agreement

                                    EXHIBIT I

                                OPTION AGREEMENT

                                OPTION AGREEMENT

         This Option Agreement made in duplicate this 20th of October, 1996, between STEVEN R. MATZKIN, hereinafter called Seller, whose post office address is 1343 Main Street, Seventh Floor, Sarasota, Florida 34236, and JOSEPH A. GAETA, hereinafter called Buyer, whose post office address is 3052 Harbor Boulevard, Port Charlotte, Florida.

                                   WITNESSETH:

         That for and in consideration of the sum of One Dollar ($1.00) as option money, together with the obligations of Buyer pursuant to that certain Administrative Services Agreement of even date between the parties, the receipt and sufficiency of which are hereby acknowledged by the parties, Seller does hereby grant to Buyer an exclusive option, for the period set forth in paragraph 1 below, to buy upon the hereinafter contained terms and conditions, his 55% undivided interest in the following described property situate in Charlotte County, Florida:

See Exhibit A attached hereto.

         1. EXERCISE OF OPTION. This option shall be exercised, if at all, by notice in writing to Seller, at 1343 Main Street, Seventh Floor, Sarasota, Florida 34236, with a copy to J. Kevin Drake, Esq., 1343 Main Street, Suite 204, Sarasota, Florida 34236, both of which shall be mailed, certified, return receipt requested, or delivered personally to Seller, before 12:00 Midnight, January 20, 1999, and if not exercised within said time, and in the manner required hereby, this option shall thereupon terminate, be of no further force or effect and the option money shall be deemed fully earned by Seller. No portion of said option money shall be credited against the purchase price. In the event this option is properly exercised, then Seller agrees to sell and Buyer agrees to buy upon the hereinafter contained terms and conditions, the aforesaid property. It shall be an absolute condition of the option to purchase and in order for the notice to be proper and effective, that Gaeta Dental & Associates, P.A. shall have first or simultaneously exercised its buy out option (the "Buyout") pursuant to Section 6.2(b) of that certain Administrative Services Agreement of even date by and between Gaeta Dental & Associates, P.A. and Dental Care Alliance, Inc. Upon proper exercise of this option, this agreement shall become a binding obligation upon Seller to sell and Buyer to purchase the aforesaid property subject to the terms herein.

         2. PURCHASE PRICE AND CLOSING. The total purchase price of said property shall be paid to Seller in cash at closing and shall be agreed upon by the parties, or, in the absence of such agreement shall be calculated as follows:

         The Purchase Price of the Property shall be 55% of the Property Equity. For purposes of this paragraph, the term "Property Equity" shall be defined as the difference between the payoff amounts for the mortgages identified on Exhibit B attached hereto (the "Mortgages") at the time of closing on this Option to Purchase and the fair market value of the Property as determined by an MAI Appraiser selected by mutual agreement of the parties except that the parties hereby agree that such value shall not, for purposes hereof, be less than $400,000.00. Such valuation shall be made upon proper exercise of the Option to Purchase by Buyer. The cost of the Appraisal shall be borne by the Buyer. In the event either party shall disagree with the appraisal, then that party may select another MAI appraiser, at that party's sole cost and expense, and the fair market value of the Property shall be the average of all the appraisals obtained.

         Subject to the curative period set forth in paragraph 4 below, the sale shall be closed at the offices of J. Kevin Drake, P.A. on the date established by the Seller following exercise of the option to purchase by Buyer, but in no event shall such date be later than Ninety (90) days following receipt of Buyer's notice of exercise of the option to purchase.

         For purposes of clearing title, and in addition to any other remedy available to Seller, this instrument shall be considered void and of no further force and effect if a deed of conveyance for the interest described herein from Seller to Buyer is not recorded on or before April 30, 1999.

         3. TITLE EVIDENCE. Seller shall furnish to Buyer a title insurance policy issued by Attorneys' Title Insurance Fund, Inc. or other reputable title insurance company showing an insurable title to said property in Seller, except for the items set out in Exhibit C, tenants in possession, standard ALTA exceptions, covenants, restrictions and easements of record and taxes for the current year. A binder shall be furnished to Buyer within fourteen (14) days from the date of exercise of this option. Title examination and search expenses and the premium for the title insurance shall be borne by Buyer.

         4. TITLE OBJECTIONS. If title is found to be unmarketable, Buyer shall notify Seller in writing within five (5) days after receipt of the title insurance binder, specifying the defects, and Seller shall use its best efforts within a period of 120 days after receipt of such notice to cure the defects in title. Upon Seller's failure to correct the defects in title, the earnest money deposit paid, at the option of the Buyer, shall be returned to the Buyer upon demand and all rights and liabilities hereunder shall cease, or Buyer may close the purchase in the same manner as if no defects had been found. The matters set forth in paragraph 3 or listed on Exhibit B shall not constitute valid objections to title.

         5. CONVEYANCE. Simultaneously with the payment of the balance of the Purchase price as provided in paragraph 2 hereof, Seller shall deliver to Buyer a fully executed and sufficient warranty deed for recording, conveying to Buyer a marketable fee simple title free and clear of all liens, encumbrances and limitations, except those matters mentioned in paragraph 3 above.

         6. CLOSING COSTS. The Buyer shall pay the documentary stamps tax on the conveyance and the fee for recording the deed.

         7. DAMAGE. If the improvements on the described property are damaged by fire or other casualty before closing and can be restored to substantially the same condition as they exist on the date of execution hereof, within a period of not more than 60 days after the above date set for closing, then Seller shall so restore said improvements and the closing date shall be extended accordingly. If said restoration cannot be completed within said period of time, then Buyer may, at Buyer's option, regain the earnest money theretofore paid and the parties shall be relieved of all obligations hereunder, or elect to purchase the property in the damaged condition and take an assignment of all benefits paid or payable as a result of said loss, from any insurance on the subject property.

         8. TERMITE INSPECTION. Within 15 days from full execution hereof Buyer may have the improvements located on said property examined to ascertain if any part hereof has been damaged by or is infested with termites, wood beetles, dry rot or other destructive inspects or agencies; if any such condition or damage be found, Seller shall have the option to correct same at Seller's expense or to terminate this agreement and refund all earnest money theretofore paid, provided, however, Buyer may elect to accept said property in its then present condition.

         9. SURVEY. Buyer, at Buyer's expense, may obtain a survey of said property. If such survey shows any violation of restrictions of governmental wning regulations, or if any improvements, other than plantings, driveways or walkways, are constructed over any easements, or if the improvements are not entirely within the above described property, or if there are any encroachments or overlaps, the same shall be deemed a defect in title.

         10. ATTORNEY'S FEES. Any party failing to comply with all of the terms, covenants and conditions hereof will pay all expenses, including a reasonable attorney's fee, incurred by the other party, as a result of such failure.

         11. NOTICES. Notices shall be set by certified mail, return receipt requested, to Seller at 1343 Main Street, Seventh Floor, Sarasota, Florida 34236, with a copy to J. Kevin Drake, Esq., 1343 Main Street, Suite 204, Sarasota, Florida 34236, and to Buyer at 30521 Harbor Boulevard, Port Charlotte, Florida.

         12. RECORDING. This agreement shall be recorded in the public Records of Charlotte County, Florida.

         13. INSPECTION. The Buyer has inspected the real property and agrees to accept the real property in its then "as is" condition. The Seller makes no representations or warranties regarding the real property other than those warranties contained within the deed of conveyance.

         14. ENTIRE AGREEMENT. No agreements, unless incorporated in this option shall be binding upon any of the parties. This agreement may be modified or amended only in writing signed by the parties.

         15. NON-HOMESTEAD. Seller covenants that neither he nor his family reside upon the above-described Property nor do they reside upon property contiguous or adjacent thereto.

         16. EXECUTION. If this agreement is not executed by all parties hereto within 7 days of the execution hereof by the first party signing same, then all deposits theretofore paid shall be returned to Buyer and this agreement shall be of no further force or effect.

         17. ASSIGNMENT. This agreement may not be assigned by Buyer without the prior written consent of Seller.

         18. NO BROKER. Buyer warrants that Buyer has dealt with no real estate agent or broker in connection with the transaction contemplated by this agreement in such a manner as to obligate Seller for a commission. Without limiting the effect of the foregoing, Buyer agrees to indemnify and hold Seller harmless against any claim or demand made by any broker or agent claiming to have dealt with or consulted with Buyer contrary to the foregoing warranty.

         19. MISCELLANEOUS. Time is of the essence of this agreement. Where necessary to effectuate the intent of the parties, the agreements herein shall survive the closing. The terms and conditions hereof shall bind and the benefits inure to ehe parties hereto and to their respeceive heirs, devisees, personal representatives, successors and assigns.

         20. CROSS-DEFAULT. A default by Buyer under any of the following described agreements shall constitute a default under this Option Agreement, whereupon the option shall terminate, be of no further force and effect and the option money shall be retained by Seller as consideration for this Agreement:

         INSTRUMENT                            PARTIES                        DATE
         ----------                            -------                        ----
Commercial Retail Building Lease       Steven R. Matzkin, Landlord           October 20, 1996
                                       Gaeta Dental & Associates, P.A.,
                                       Tenant

Administrative Services Agreement      Dental Care Alliance, Inc., Gaeta     October 20, 1996
                                       Dental & Associates, P.A.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals.

                                          SELLER:

Executed by Seller on
OCTOBER 20, 1996
                                          /S/ STEVEN R. MATZKIN
                                          ----------------------------------
                                          Steven R. Matzkin

                                          BUYER:

Executed by Buyer on
OCTOBER 20, 1996
                                          /S/ JOSEPH A. GAETA
                                          ----------------------------------
                                          Joseph A. Gaeta


STATE OF FLORIDA  )
                  )       SS
COUNTY OF         )

         The foregoing instrument was acknowledged before me this ___ day of October, 1996, by Steven R. Matzkin, who is personally known to me or produced ____________ as identification, and [did] [did not] take an oath.

                                     Notary:_________________________________
[NOTORIAL SEAL]                      Print Name:_____________________________
                                     Notary Public, State of:________________
                                     My Commission Expires:__________________
                                     Commission Number:______________________

STATE OF FLORIDA  )
                  )       SS
COUNTY OF         )

         The foregoing instrument was acknowledged before me this ___ day of October, 1996, by Joseph A. Gaeta, who is personally known to me or produced ____________ as identification, and [did] [did not] take an oath.

                                     Notary:_________________________________
[NOTORIAL SEAL]                      Print Name:_____________________________
                                     Notary Public, State of:________________
                                     My Commission Expires:__________________
                                     Commission Number:______________________

                                    EXHIBIT J

                                PRACTICE EXPENSE

Cost of Sales
         Dental Supplies
         Implant Supplies
         Lab Expense-Internal
         Lab Expense-External
         Materials
         Contract Dentists
         Stockholder Salary (excluding his profit distribution)
         Hygiene Wages
         Lab Tech. Wages

Operating Expenses, Compensation & Benefits, Salaries & Wages
         Dental Assistant Wages
         Administrative Personnel Wages
         Bonuses

Payroll Taxes
         FICA Tax Expense
         Medicare Tax Expense
         FUTA Tax Expense
         SUTA Tax Expense

Benefits
         Health Insurance
         Continuing Education
         Fringe benefits for the Stockholder up to an aggregate of $1,000 per month

Facilities
         Rent-Office
         Rent-other
         Telephone
         Pest Control
         Cleaning Service
         Utilities

Repairs & Maintenance
         Dental Equipment
         Computer Equipment
         Building
         Office Equipment

Advertising
         Television
         Newspaper
         Yellow Pages
         Magazines
         Direct Sales
         Seminars for the Stockholder

Outside Services
         Accounting Services
         Payroll Services
         Auditing Services
         Legal Services
         Temporary Help
         Misc. Outside Services

Lease Expense
         Dental Equipment Lease
         Telephone Lease
         Computer Lease
         Office Equipment Lease

Insurance
         Workers Compensation Insurance
         Liability Insurance
         Malpractice Insurance
         Misc. Insurance
         Property and Casualty Insurance (office, Building)
         Personal Property (contents)
         Coverage Insurance

General Office Expenses
         Administrative Support
         Vehicle Expense
         Computer Expense
         Dues & Subscriptions
         Office Expenses
         Small Equipment Tools
         Operating Supplies
         Uniforms
         Postage & Freight

Miscellaneous Expenses
         Bank Charges
         Cash Over/Short

         Credit Guarantee Fees
         Credit Card Charges
         License, Fees & Permits
         Taxes-Others
         Property Taxes
         Sales Taxes
         State Taxes
         Reimbursement Expenses
         DCA Licensing Fees up to $1,000 per month
         Other Misc. Expenses

Principal & Interest Expense
         Notes associated with practice capitalization

                                    EXHIBIT G

                          SHORT FORM LICENSE AGREEMENT

         This License Agreement (this "Agreement") is entered into this 20th day of October, 1996, by and between Dental Care Alliance Inc., a Delaware corporation, with its principal place of business located at 1343 Main Street, 7th Floor, Sarasota, Florida 34236 ("DCA"), and Gaeta Dental & Assoc., P.A., an individual/corporation residing located at 3052 Harbor Blvd., Port Charlotte, Florida ("Licensee").

                                    RECITALS

         A. As a result of time, effort, experience and the expenditure of money, DCA has acquired unique and special skills, technique and knowledge concerning the ownership, management and operation of dental service offices.

         B. DCA has devised a unique and uniform network of entities (the "Network"), to the members of which DCA offers a particular package of services, including, without limitation, marketing and promotional services, discounted products and supplies, the right to identify a dental service office in connection with the Licensed Marks (as defined in Section 9 hereof, and other services related to the operation of a dental service office.

         C. DCA has the right to offer to others a license to use the Licensed Marks in connection with the operation of a dental service office and to operate as a member of the network.

         D. Licensee desires to avail himself or itself to the benefits of using the Licensed Marks and participating in the Network, subject to and in accordance with the covenants, terms and conditions of this Agreement and any and all other documents, agreements, schedules and exhibits executed in connection herewith.

         E. The Parties acknowledge executing simultaneously herewith a Dental Care Alliance Inc. Administrative Service Agreement.

         F. DCA desires to grant to Licensee a license for the right to operate a Dental Office (as hereinafter defined).

         NOW, THEREFORE, in consideration of the full and faithful performance hereafter by Licensee of all the covenants, terms and conditions herein contained to be performed by Licensee, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. INCORPORATION OF RECITALS.

         The Recitals are hereby incorporated into this Agreement as if set forth more fully herein.

         2. GRANT OF LICENSE.

         DCA hereby grants to Licensee, for a period commencing upon the date of execution of this Agreement and expiring simultaneously with the DCA Administrative Service Agreement of even date unless and until otherwise terminated prior thereto or extended thereafter in accordance with the terms set forth herein (the "Original Term"), a license (the "License") for the right:

            (a) To operate a single dental service office at the following location: 3052 Harbor Blvd., Port Charlotte, Florida (the "Dental Office"); and

            (b) To identify the foregoing Dental Office as a member of the Network and to use one or more of the Licensed Marks in connection therewith.

         For the original Term of this Agreement, unless otherwise terminated prior thereto or extended thereafter in accordance with the terms set forth herein, the foregoing right and license shall be exclusive to Licensee for the Territory identified as follows: five mile radius from dental office (the "Exclusive Territory"). This grant, however, does not give Licensee any exclusive rights nor impose upon DCA any obligations with respect to any other business, licensed or otherwise, engaged in by DCA either directly or through any other entity. Without limiting the application of the preceding sentence, DCA specifically retains the right, in its sole discretion, and without granting any rights to Licensee in connection therewith, to operate and grant other licenses for the operation of Network Dental Offices outside of the Exclusive Territory as DCA, in its sole discretion, deems appropriate.

         3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT.

                  As a condition to the effectiveness of this Agreement, Licensee shall upon the execution of this Agreement, shall deliver to DCA appropriate documentation evidencing the authority of the individual executing this Agreement on behalf of Licensee.

         4. PAYMENT OBLICATIONS OF LICENSEE.

         In consideration of the License herein granted Licensee hereby agrees and consents as follows:

            (a) Licensee shall pay to DCA, for each month during the Original Term, a monthly license fee (the "License Fee") in the amount of One Thousand Dollars ($1,000), to be paid on or before the tenth (10th) day of each calendar month for the immediately preceding calendar month. For any renewal terms of this Agreement, the License Fee shall be the License Fee charged by DCA under DCA's then current form of License Agreement. All License Fee payments shall be deemed earned by DCA upon receipt and shall not be refundable under any circumstances.

         5. OTHER OBLIGATIONS OF LICENSEE.

         5.1 SIGNAGE. In the event Licensee's Dental Office is identified with free-standing outdoor signage, Licensee may, but shall not be required to, display one or more of the Licensed Marks on the facing of such signage in a reasonably appropriate manner, PROVIDED, HOWEVER, that in no event shall more than twenty percent (20%) of the facing of any such signage be comprised of one or more Licensed Marks or otherwise be used to identify the Dental Office's affiliation with the Network. Notwithstanding anything contained herein to the contrary, Licensee shall not be required to have or obtain any freestanding outdoor signage in connection with the Dental Office.

         5.2 WARRANTY PROGRAM. Licensee acknowledges that DCA requires each and every member of the Network to extend a five (5) year limited warranty (the "DCA Warranty") to the patients of their respective Dental Offices. In particular, the DCA Warranty requires Licensee to guarantee, for a period of five (5) years, all material and workmanship on all fillings, dentures, partials, bridges and crowns provided at any Dental Office and paid for in full by the patient. Subject to certain exceptions to be determined by DCA from time to time in its sole discretion the DCA Warranty requires the Licensee to repair or replace the defective product at no extra charge to the patient. Accordingly, by executing this Agreement, Licensee hereby agrees to honor the DCA Warranty and to perform services to patients of the Network in full compliance therewith. Licensee further agrees that DCA shall be entitled, from time to time hereafter, subject to the approval of Licensee, not to be unreasonably withheld, to amend the DCA Warranty or to adopt additional warranty policies.

         5.3 RESTRICTIONS ON OPERATIONS. Licensee's Dental Office may not be used for any purpose other than the operation of dental service related businesses. Licensee shall not provide any non-dental related services at the Dental Office that are not otherwise approved by DCA in its sole and absolute discretion.

         6. REPRESENTATIONS AND WARRANTIES.

         Licensee represents and warrants to DCA that, for so long as this Agreement is in effect, it will maintain its existence in good standing as a sole proprietorship, corporation, partnership or other entity, as applicable.

         7. LICENSED MARKS.

         Subject to the provisions of this Agreement, DCA hereby grants to Licensee the right and license to use one or more of DCA's trademarks, service marks, trade names, logotypes and commercial symbols (collectively, the "Licensed Marks") in connection with the Dental Office. Notwithstanding the foregoing, Licensee shall only display or otherwise use the Licensed Marks in the manner or manners approved or designated by DCA in writing. Each such display or use of one or more of the Licensed Marks shall clearly identify Licensee as a licensee of such Licensed Marks, and not the owner or licensor thereof.

         Nothing contained herein gives Licensee any interest in or to any of the Licensed Marks or any component thereof, nor the goodwill now or hereafter attached thereto, except for the right to use such Licensed Marks as authorized by DCA, pursuant to and for the term of this Agreement, solely in connection with the operation of Licensee's Dental Office. Licensee shall not use the Licensed Marks as part of any other corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form, nor may Licensee use any Licensed Mark in connection with sale of any unauthorized product or serve or in any other manner not expressly authorized in writing by DCA.

         Licensee shall not engage in or permit any act calculated to prejudice, affect, impair or destroy the title or interest of DCA in and to any of the Licensed Marks or any related or similar name. In addition, Licensee shall immediately notify DCA of any apparent infringement of one or more of the Licensed Marks by any third party or any challenge to Licensee's use of any of the Licensed Marks.

         In such instance, Licensee shall not communicate with any person other than DCA and Licensee's counsel with respect to such infringement or challenge. In addition, Licensee shall cooperate fully with DCA in defense and protection of the Licensed Marks in question.

         Notwithstanding the foregoing, DCA shall have sole discretion to take such action as it deems appropriate and to exclusively control any litigation or administrative proceedings arising out of any infringement, challenge or claim regarding any one or more of the Licensed Marks. Licensee agrees to execute any and all instruments and documents, render such assistance and do such acts and things as may, in the opinion of DCA's counsel, be necessary or advisable to protect and maintain the interests of DCA in any such proceeding or to otherwise protect and maintain the interests of DCA in and to the Licensed Marks. Except as specifically provided herein, DCA shall not otherwise be obligated to protect or defend any of the Licensed Marks in any litigation or administrative proceeding arising out of any infringement, challenge or claim if it elects not to do so in its sole discretion.

         If for any reason DCA or Licensee is ultimately prohibited from using any one or more of the Licensed Marks, Licensee shall not be entitled to any compensation therefor, nor shall compensation be paid by DCA to Licensee as a result thereof. Further, Licensee may, immediately upon the request of DCA, be required to modify or discontinue the use of one or more of the Licensed Marks, or to use one or more additional or substitute trademarks, service marks, trade names, logotypes or other commercial symbols in lieu of one or more of the Licensed Marks, in connection with the Dental Office.

         8. NO EMPLOYMENT INTENDED.

         Nothing herein contained shall in any way be construed as constituting Licensee, its Dentist in charge or any other employee or representative of Licensee as an employee, agent, partner, subsidiary or joint venturer of DCA. Licensee shall perform hereunder as an independent contractor at its sole expense and risk and shall advertise this fact to the public, and assumes full responsibility and liability for, and agrees to hold DCA harmless from any claims, suits, actions, losses, expenses, injury or damage, including, but not limited to, attorneys' fees and other expenses incident thereto, incurred at any time by DCA as a result of Licensee's activities in operating the Dental Office or arising out of this Agreement.

         NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, DCA IS NOT, AND SHALL NOT BE DEEMED TO BE, PROVIDING TO LICENSEE, OR TO ANY OF MEMBERS OF LICENSEE'S STAFF, ANY TRAINING, ADVICE OR CONSOLATION IN, NOR PRESCRIBING ANY STANDARDS OR GUIDELINES PERTAINING TO, THE PROVISION OF DENTAL OR OTHER MEDICAL CARE TO THE PATIENTS OF LICENSEE. CONSEQUENTLY, IN NO EVENT SHALL DCA IN ANY WAY BE HELD LIABLE TO ANY THIRD PARTY FOR OR AS A RESULT OF THE PROVISION OF DENTAL OR OTHER MEDICAL CARE BY LICENSEE OR BY ANY MEMBERS OF LICENSEE'S STAFF.

         9. TERMINATION.

         This License Agreement shall terminate immediately upon the termination of DCA's Administrative Service Agreement attached hereto. The terms and conditions of paragraph 6 of DCA's Administrative Service Agreement shall control the termination of this License Agreement.

         10. LICENSEE'S OBLIGATIONS UPON TERMINATION OR EXPIRATION.

         Upon termination of the License, whether by DCA or Licensee, or upon expiration of the term of the License or any renewal term thereof, Licensee shall have the following obligations:

             (a) Licensee shall immediately discontinue use of all Licensed Marks, signs, structures literature, forms, promotional advertising materials and any other article of personally indicative of DCA or the Network, or which may be confusingly similar thereto, or any designation indicating the existence of an affiliation between Licensee and DCA or the Network. The foregoing shall include immediately taking such action as may be required to cancel any and all assumed names or equivalent registrations relating to or in any way utilizing one or more of the Licensed Marks.

             (b) Licensee shall take immediate steps to cancel or otherwise discontinue its use or display of any references to the Licensed Marks in any telephone or trade directories or in any advertising.

             (c) Licensee shall return to DCA any materials, signs and displays loaned or leased to Licensee by DCA in connection with this Agreement.

             (d) Licensee shall, as DCA so directs, either destroy or surrender to DCA all other items containing or displaying the Licensed Marks.

             (e) Licensee shall pay to DCA or the appropriate DCA Affiliate, within ten (10) calendar days after the effective date of termination or expiration of the License (or such later date on which the amounts due to DCA or the DCA Affiliate are determined), all amounts due under this Agreement accrued through the termination date and any other agreement, instrument or document executed in connection herewith, including, without limitation, any and all outstanding License Fees, rent, amounts owed for items leased or purchased from DCA or any of the foregoing, and all other amounts owed by Licensee to DCA or any DCA Affiliate that remain unpaid as of such date.

             (f) pon termination or expiration of the License for any reason, all rights and privileges accruing or granted to Licensee under this Agreement and in connection with the License shall immediately cease and terminate.

         11. REMEDIES OF DCA: ENFORCEMENT.

         11.1 LATE PAYMENTS. If any sums required to be paid by Licensee to DCA or any DCA Affiliate under this Agreement are not paid when due, DCA shall have the right to charge interest on such unpaid sums, such interest to begin accruing on the day immediately following the date on which such sums are due, at the highest rate allowed by law, or, if no such rate exists, at a rate of two percent (2.0%) per month. All such payments received shall be credited, first, against interest payments due and, second, against principal payments due. In addition, DCA may discontinue Licensee's right to identify itself as a member of the Network and to lease or purchase equipment, instruments, supplies and products under any national marketing contracts entered into by DCA for the benefit of the Network and its members if Licensee is delinquent in any payments. In addition, in the event Licensee fails to make prompt payment to DCA or any DCA Affiliate or any amounts required under this Agreement, DCA shall be entitled to terminate the License granted hereunder.

         11.2 EQUITABLE REMEDIES. Licensee agrees that any breach or threatened breach of this Agreement by Licensee would cause irreparable and immediate harm to DCA and that money would not be an adequate remedy in the event of any such breach. By reason of the foregoing, Licensee acknowledges and agrees that DCA shall be entitled to injunctive or other equitable relief, including, without limitation, entry of temporary restraining orders and temporary and permanent injunctions, in the event of any breach or threatened breach of this Agreement. Licensee hereby irrevocably waives any claim or defense that an adequate remedy is available at law, and agrees not to interpose any claim or defense that an adequate remedy at law exists. Nothing in this Agreement shall prevent DCA from electing to seek any monetary or other relief in addition to any equitable relief for breach or threatened breach of this Agreement. The failure of DCA to institute a legal action promptly upon any such breach shall not constitute a waiver of that or any other breach hereof.

         12. ASSIGNMENT.

         12.1 BY LICENSEE. Licensee agrees that, during the Original Term of the License and for any renewal terms thereof, Licensee shall not sell, assign, transfer, pledge or mortgage the License or any interest therein, without the prior written consent of DCA, which consent (i) shall be at DCA's sole and absolute discretion and (ii) may be subject to the satisfaction by Licensee or the prospective transferee of the License, or both, of specific terms and conditions, including, without limitation, executing DCA's current standard license agreements, documents and instruments.

         12.2 BY DCA. Licensee acknowledges and agrees that DCA may at any time sell or assign, in whole or in part, its interest in the License or any part thereof, without the consent of Licensee to any person or legal entity wholly owned by or under common ownership with Licensor, or in connection with any merger, consolidation, acquisition or public offering. In addition, Licensee acknowledges and agrees that DCA may, at any time during the term of the License, offer any of its securities in connection with a public offering by filing an effective registration statement under the Securities Act of 1933, as amended, or any similar federal law then in force.

         13. COVENANTS AND RESTRICTIONS.

         13.1 Licensee acknowledges that by and through this Agreement it shall receive confidential business information of Licensor, copyrighted information of Licensor, trade secrets of Licensor, as well as other valuable business, proprietary and professional information. In addition, through this license agreement and by the use of license marks, network materials and network affiliation, Licensee will establish substantial relationship with prospective or existing patients, customers, vendors, manufacturers, dental equipment suppliers, advertisers, managed care contractors, and insurance providers. Licensee will have the benefit of the good will associated with the license mark and by being a network provider obtain goodwill specifically in the tradename, trademark and service mark of Dental Care Alliance and the marks as described in Paragraph 9 above and any subsequent license marks adopted by Licensor.

          Licensee hereby agrees that it will not, during the course of this License Agreement and for a period of three years from the effective date of termination of this agreement, or if Licensee continues as a licensed operation subsequent to the expiration of any written agreement three years from the effective date that Licensee ceases to be affiliated with the Licensor, engage in the business of providing administrative or practice networking services for dental practices which are not owned by Licensee; PROVIDED HOWEVER that it is understood by the parties that this provision shall not be construed to in any way limit Licensee from engaging in the business of practicing dentistry and providing dental services. Licensee further agrees that during the said three year period that it will not directly or indirectly be connected with any person, corporation, or business entity in competition with Licensor. Licensee, its officers, directors and shareholders shall have no financial interest in or in any business which is competitive with Licensor.

          Further, Licensee will use his best efforts to cause each of its professional employees to execute a covenant not to compete as set forth in attached Exhibit "D" and agrees to use his best efforts to cause such professional employees to refrain from engaging in any competitive businesses either as a principal, investor, consultant or employee that is similar to or competes with business conducted by Licensor.

         13.2 COVENANT NOT TO DISCLOSE TRADE SECRET. During the term of this Agreement and for an additional five year period from the termination of the same Licensee agrees that it will not disclose to any person or entity any trade secrets of Licensor, including but not limited to promotional materials, marketing materials, assurance contracts, customer lists, pricing information, advertising information, management materials, preferred provider contracts, or insurance agreements, or like materials relating to the Licensor or the business of the Licensor that the Licensee has become privy to or has used during its involvement with Licensor.

         13.3 ENFORCEMENT OF COVENANTS. Licensee acknowledges that the restraints set forth in the above paragraphs are reasonable and necessary for the protection of legitimate business interests of Licensor and that these covenants on the part of the Licensee shall be construed as an Agreement. The existence of any claim or cause of action of the Licensee shall not be construed as a defense to the enforcement by the Licensor of the covenants. It is agreed by the Licensor and Licensee that if any portion of the restrictive covenants is held unreasonable, arbitrary or against public policy these covenants shall be considered to be diminishable both as to time and geographical area. To the extent necessary to make it enforceable. These covenants shall not be construed narrowly against the drafter but shall be given their fullest, broadest interpretation to protect the legitimate business interest or Licensor.

          It is understood that a court of competent jurisdiction shall enforce the restrictive covenants by any appropriate and effective remedy, including, but not limited to, temporary and permanent injunctions.

          The laws of the State of Florida shall control the interpretation of these restrictive covenants. Licensee specifically agrees that the Twelfth Judicial Circuit in and for Sarasota County, Florida, has jurisdiction over the enforcement of these restrictive covenants, and that the Twelfth Judicial Circuit in and for Sarasota County, Florida, will be the appropriate venue for any action brought pursuant to this restrictive covenant.

         14. INDEMNIFICATION.

          Licensee shall indemnify, defend and hold harmless as set forth in Paragraph 5.4 in the Administrative Services Agreement attached hereto.

         15. NOTICES.

Any notice or other communication required or permitted under this Agreement shall be valid and effective only if given by written instrument that is personally delivered by courier or sent by telegraph, telecopier, or registered or certified mail, postage prepaid, addressed in accordance with the addresses set forth below. Notice shall be deemed to be given upon the date of transmission or, if mailed, three (3) calendar days after the date of deposit in the U.S. Mail.

                  If to Licensee, to:

                  Joseph Gaeta
                  1547 Bayshore Road
                  Nokoma, Florida 34275

                  If to DCA, to:

                  Dental Care Alliance, L.C.
                  1343 Main Street, 7th Floor
                  Sarasota, Florida 34236
                  Telephone number: (941) 955-3150
                  Attention: Dr. Steven R. Matzkin, President

         Any party may change the address at which it is to be given notice hereunder by giving notice hereunder by giving notice thereof to the other party in accordance with this Section 19.

         16. APPLICABLE LAW.

         This Agreement has been executed and delivered in, and shall be governed by and construed in accordance with the internal laws of the State of Florida, without application of such State's conflicts of laws provisions.

         17. WAIVER.

         No failure of DCA to exercise any right given to it hereunder, or to insist upon strict compliance by Licensee of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of DCA's right to demand exact compliance with the terms hereof. Waiver by DCA of any particular default by Licensee shall not affect or impair DCA's rights in respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of DCA to exercise any rights arising from such default, affect or impair DCA's right as to such default or any subsequent default.

         18. SEVERABILITY.

         If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination of or refusal to renew the License than is required hereunder, or the taking of some other action not required hereunder, or if under any applicable and binding law or rule of any jurisdiction any provision of this Agreement or any specification or standard prescribed by DCA is invalid or unenforceable, the prior notice or other action required by such law or rule shall be substituted for the comparable provisions hereof, and DCA shall have the right, in its sole discretion, to modify such invalid or unenforceable provision, specification, standard or operating procedure to the extent required to be valid and enforceable.

         19. ENTIRE AGREEMENT.

         This Agreement contains the entire understanding of the parties hereto. DCA has not authorized, nor will it authorize, any representations, whether pertaining to anticipated volume of sales or the amount of profit to be realized from the operation of the Dental Office, the desirability of the Dental Office's location, or otherwise, or any other inducements, promises or agreements, oral or otherwise, to be made to Licensee in any form whatsoever. Accordingly, Licensee shall not be entitled to rely upon any such representations, if any made by DCA, its agents, representatives or employees, or by any third party. Licensee acknowledges that it has conducted an independent investigation of the business contemplated by this Agreement and recognizes that, like any other business, the nature of the business conducted by DCA may evolve and change over time, that an investment in a Dental Office involves business risks, and that the success of the venture is largely dependent upon the business abilities and efforts of Licensee.

         20. FULL FORCE AND EFFECT.

         All obligations of DCA and Licensee which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding such expiration or termination, until such time as they are satisfied or by their nature expire.

         21. EFFECTIVE DATE.

                  This Agreement shall not be effective until executed by DCA.

         22. ONGOING OBLIGATIONS.

         Licensee agrees that it will not, on grounds of the alleged nonperformance by DCA or any DCA Affiliate of any of their respective obligations hereunder, withhold payment of any License Fees, amounts due to DCA or any DCA Affiliate for purchases by Licensee, or any other amounts due DCA or any DCA Affiliate hereunder or in connection herewith; provided that actual nonperformance by DCA is proven, this provision shall not apply.

         23. JOINT AND SEVERAL OBLICATIONS.

         If two (2) or more persons at any time constitute Licensee hereunder, their obligations and liabilities to DCA hereunder shall be joint and several.

         24. CERTIFICATION BY LICENSEE.

         Licensee hereby certifies that it has had the opportunity to seek advice of counsel prior to its execution of this Agreement, and that it has opportunity to inspect the Network's business concept and review information made available to it by DCA concerning the same. Licensee acknowledges that the success of the business herein licensed is primarily dependent on Licensee's skill and business acumen.

         25. BREACH OF LICENSE AGREEMENT. A breach of Dental Care Alliance, Inc.'s Administrative Service Agreement by Licensee shall be considered a breach of this License

Agreement and a breach by the Licensee of the Dental Care Alliance License Agreement shall be considered a breach of the Dental Care Alliance, Inc.'s Administrative Service Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed or caused their duly authorized representatives to execute this License Agreement on the day and year first above written.

Agreement on the day and year first above written.

                                         DENTAL CARE ALLIANCE, L.C.

                                         By: STEVEN MATZKIN
                                            --------------------------------

                                         Title: PRESIDENT

                                         By: /S/ JOSEPH GAETA
                                            --------------------------------
                                               Signature of LICENSEE

                                         Printed Name: JOSEPH GAETA

                                         By:________________________________
                                               Signature of LICENSEE

                                         Printed Name:______________________

Address of
Dental Office:_________________________

[Notarization of Licensee's Signature]

STATE OF FLORIDA  )
                  )       SS
COUNTY OF         )

         The foregoing instrument was acknowledged before me this ___ day of October, 1996, by Steven R. Matzkin, who is personally known to me or produced ____________ as identification, and [did] [did not] take an oath.

                                     Notary:________________________________
[NOTORIAL SEAL]                      Print Name:____________________________
                                     Notary Public, State of:_______________
                                     My Commission Expires:_________________
                                     Commission Number:_____________________

STATE OF FLORIDA  )
                  )       SS
COUNTY OF         )

         The foregoing instrument was acknowledged before me this ___ day of October, 1996, by Joseph A. Gaeta, who is personally known to me or produced ____________ as identification, and [did] [did not] take an oath.

                                     Notary:________________________________
[NOTORIAL SEAL]                      Print Name:____________________________
                                     Notary Public, State of:_______________
                                     My Commission Expires:_________________
                                     Commission Number:_____________________